Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Solaris Resources Inc.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/28/2024
Reporting Entity ESTMA Identification Number	E375408

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Sunny Lowe				Date	5/28/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Solaris Resources Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E375408
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee[1]	Notes
Chile	Government of Chile	General Treasury of the Republic of Chile	-	-	135,000	-	-	-	-	135,000
Ecuador	Decentralized Autonomous Parish Government of San Antonio		-	-	-	-	-	-	1,019,000	1,019,000	Infrastructure improvements are payments for public road construction that do not relate primarily to the operational purposes of the Company. Payments are reported in the period in which the payment was made.
Ecuador	Government of Ecuador	Internal Revenue Service	165,000	-	322,000	-	-	-	-	487,000	Tax payment is for temporary contribution of 0.8% on the Company’s net 2020 equity in Ecuador for fiscal year 2023.
Ecuador	Government of Ecuador	Ministry Of Environment, Water And Ecological Transition	-	-	1,535,000	-	-	-	-	1,535,000
Ecuador	Municipal Government Of Quito		91,000	-	-	-	-	-	-	91,000
Ecuador	Municipal Government Of Canton Morona		88,000	-	-	-	-	-	-	88,000
Ecuador	Government of Ecuador	Superintendency Of Companies	105,000	-	-	-	-	-	-	105,000
Additional Notes:
1 All payments are reported in U.S. dollars (USD) which is the reporting currency of the consolidated financial statements of Solaris Resources Inc. (the “Company” or “Solaris”). Payments in Chile were made in Chilean Peso (CLP) and translated using the average annual rate of USD to CLP: 1 USD = 839.07 CLP. Payments in Ecuador were made in USD. All figures have been rounded to the nearest $1,000.

	The Company makes contributions to the Shuar Centres of Warints and Yawi (hereinafter “Communities”) in Ecuador under an Impacts and Benefits Agreement. Although the Communities are not defined as Payees under the Extractive Sector Transparency Measures Act, Solaris recognizes that the Warintza Project is located on ancestral lands belonging to the Communities.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Solaris Resources Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E375408
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project[1]	Notes
Chile	Ricardo	-	-	100,000	-	-	-	-	100,000
Chile	Tamarugo	-	-	35,000	-	-	-	-	35,000
Ecuador	Warintza	449,000	-	1,857,000	-	-	-	1,019,000	3,325,000
Infrastructure improvements are payments for public road construction that do not relate primarily to the operational purposes of the Company. Payments are reported in the period in which the payment was made.

Tax payment is for temporary contribution of 0.8% on the Company’s net 2020 equity in Ecuador for fiscal year 2023.

Additional Notes:	1 All payments are reported in U.S. dollars (USD) which is the reporting currency of the consolidated financial statements of Solaris Resources Inc. (the “Company” or “Solaris”). Payments in Chile were made in Chilean Peso (CLP) and translated using the average annual rate of USD to CLP: 1 USD = 839.07 CLP. Payments in Ecuador were made in USD. All figures have been rounded to the nearest $1,000.

	The Company makes contributions to the Shuar Centres of Warints and Yawi (hereinafter “Communities”) in Ecuador under an Impacts and Benefits Agreement. Although the Communities are not defined as Payees under the Extractive Sector Transparency Measures Act, Solaris recognizes that the Warintza Project is located on ancestral lands belonging to the Communities.